Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this amendment on Form SB-2 of our report dated October 30, 2006, relating to the financial statements of American DG Energy, Inc. as of and for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Carlin, Charron & Rosen, LLP
Boston, Massachusetts
July 25, 2007